EXHIBIT 16.1


SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com





November 2, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for American Exploration Corporation (the "Company") and has reviewed the financial statements for the one quarter ended June 30, 2009. Effective October 28, 2009, we were dismissed from the Company as principal accountants. We have read the Company's statements included its Form 8-K dated October 28, 2009, and we agree with such statements contained therein regarding Seale and Beers, CPAs. We can neither confirm or deny any statements regarding the predecessor auditor, Moore and Associates or the current auditor GBH.

Sincerely,



/s/ SEALE AND BEERS, CPAS
_________________________
    Seale and Beers, CPAs

November 2, 2009


























             SEALE AND BEERS, CPAS PCAOB & CPAB REGISTERED AUDITORS
                 50 S. JONES BLVD SUITE 202 LAS VEGAS, NV 89107
                    PHONE: (888)727-8251 FAX: (888)782-2351